Exhibit 10.2

Mr. Mark Popp
Interbet Inc.
655 Montgomery St.
1st Floor
San Francisco
California 94111
USA

July 31, 1997

Mr. Popp:

Re: Approval of Application-Interbet Inc.

Kindly be advised that your application on behalf of Interbet Inc. for a licence
(sic) from the Free Trade and Processing Zone to operate an off-shore internet casino gaming operation has been approved in principle subject to the receipt of all required documentation and completion of due diligence. Please note that due diligence is a continuous process conducted for the duration of the period specified by the licence (sic).

Sincerely,

/s/Vere Murphy
Mr. Vere Murphy
Commissioner
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